UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13 , 2013

Birner Dental Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

 (State or Other Jurisdiction of Incorporation)

0-23367	84-1307044
(Commission File Number)	(IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO 80210

 (Address of Principal Executive Offices) (Zip Code)

(303) 691-0680

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 DFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2013, Birner Dental Management Services, Inc. (the “Company”) as Borrower entered into a Credit Agreement with Compass Bank, as Lender. The agreement allows the Company to borrow, on a revolving basis, an aggregate principal amount not to exceed $12.0 million. Interest is computed at either the lender’s prime rate or at LIBOR rate plus a LIBOR rate margin, at the Company’s option. The LIBOR option computes interest at the LIBOR rate as of the date such LIBOR rate loan was made plus a LIBOR rate margin of 1.15%. A commitment fee on the average daily unused amount of the revolving loan commitment during the preceding quarter is also assessed at 0.25%. The loan matures on September 13, 2016. The Credit Agreement is collateralized by the Company’s accounts receivable and Management Agreements. The Credit Agreement requires the Company to comply with certain covenants, including financial ratios.

A copy of the Credit Agreement is attached as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement.

On September 13, 2013, Birner Dental Management Services, Inc. terminated its Credit Facility (the “Credit Facility”), as amended on June 28, 2013, with KeyBank National Association. The Credit Facility allowed the Company to borrow, on a revolving basis, an aggregate principal amount not to exceed $5.0 million at either, or a combination of, the lender’s Base Rate or at LIBOR plus a LIBOR rate margin, at the Company’s option. The Base Rate computes interest at the higher of the lender’s “prime rate” or the Federal Funds Rate. The LIBOR option computes interest at the LIBOR rate as of the date such LIBOR rate loan was made plus a LIBOR rate margin of 2.0%. The Credit Facility was collateralized by the Company’s accounts receivable and Management Agreements. The Credit Facility was scheduled to expire on June 30, 2015. The Company repaid the outstanding $4.6 million principal amount plus accrued interest under the Credit Facility with borrowings under the new Credit Agreement.

On September 13, 2013, Birner Dental Management Services, Inc. terminated its Term Loan (the “Term Loan”), as amended on June 28, 2013, with KeyBank National Association. Under the Term Loan, $3.7 million was borrowed, at either, or a combination of, the lender’s Base Rate or at LIBOR plus a LIBOR rate margin, at the Company’s option. The Base Rate computes interest at the higher of the lender’s “prime rate” or the Federal Funds Rate. The LIBOR option computes interest at the LIBOR rate as of the date such LIBOR rate loan was made plus a LIBOR rate margin of 2.0%. The principal amount borrowed was payable quarterly in 16 equal payments of $225,000 plus interest beginning September 30, 2013. The Term Loan was scheduled to mature on June 30, 2017. The Company repaid the outstanding $3.6 million principal amount plus accrued interest under the Term Loan with borrowings under the new Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Credit Agreement dated September 13, 2013, between Birner Dental Management Services, Inc., as Borrower, and Compass Bank as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIRNER DENTAL MANAGEMENT SERVICES, INC.
a Colorado corporation

Date: September 17, 2013	By:	/s/ Dennis N. Genty
	Name: Title:	Dennis N. Genty Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Credit Agreement dated September 13, 2013, between Birner Dental Management Services, Inc., as Borrower, and Compass Bank as Lender.